Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
Center Bancorp, Inc.
Union, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-100884, No. 333-110710, No.333-157189, No. 333-165787, and No. 333-189210 and Form S-8 No. 333-37436, No. 333-37434, No. 333-116174, No. 333-125747, No. 333-148323 and No. 333-160111 of Center Bancorp, Inc. of our reports dated March 5, 2014, relating to the consolidated financial statements and the effectiveness of Center Bancorp, Inc.’s internal control over financial reporting, which appear in this Form 10-K/A, Amendment No. 1.

/s/ BDO USA, LLP
BDO USA, LLP
Philadelphia, Pennsylvania
April 10, 2014